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                                                                     EXHIBIT 5.1

                      ROBINSON, BRADSHAW & HINSON, P.A.
                               ATTORNEYS AT LAW
                           ONE INDEPENDENCE CENTER         SOUTH CAROLINA OFFICE
                     101 NORTH TRYON STREET, SUITE 1900    THE GUARDIAN BUILDING
PATRICK S. BRYANT    CHARLOTTE,NORTH CAROLINA  28246-1900        ONE LAW PLACE -
(704) 377-8366                                                         SUITE 600
                                                               P.O. DRAWER 12070
                                                             ROCK HILL, SC 29731
                            TELEPHONE (704) 377-2536
                               FAX (704) 378-4000
                                                        TELEPHONE (803) 325-2900
                                                              FAX (803) 325-2929

                               September 30, 1998

Caraustar Industries, Inc.
3100 Washington Street
Austell, Georgia  30001

         Re:     462(b) Registration Statement on Form S-4

Ladies and Gentlemen:

         We refer to the Registration Statement on Form S-4 (the "Registration Statement") filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended (the "Act") of Caraustar Industries, Inc., a North Carolina corporation (hereinafter referred to as the "Company"), filed with the Securities and Exchange Commission for the purpose of registering an additional 70,699 shares of the Company's Common Stock, par value $.10 per share (the "Shares"), for issuance in connection with an acquisition transaction for which the Company is issuing up to (i) all remaining shares of common stock previously registered under the Initial Registration Statement (as defined below) plus (ii) the Shares being registered under the Registration Statement. The Registration Statement relates to a Registration Statement on Form S-4 (File No. 333-29937)(the "Initial Registration Statement") previously filed by the Company registering 800,000 shares of the Company's Common Stock for issuance from time to time in connection with business acquisitions.

         We have examined the Registration Statement, the Initial Registration Statement, the Amended and Restated Articles of Incorporation and the Second Amended and Restated Bylaws, as amended, of the Company, records of proceedings of the Board of Directors of the Company, and other Company records, together with applicable certificates of public officials and other documents that we have deemed relevant.

         Based upon the foregoing and subject to the conditions set forth below, it is our opinion that the Shares, if and when issued and sold as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

         The opinions expressed herein are contingent upon the Registration Statement becoming effective under the Securities Act and the Company's Amended and Restated Articles of Incorporation and Second Amended and Restated Bylaws not being further amended prior to the issuance of the Shares.

         We hereby consent to the filing of this opinion as an exhibit to said Registration Statement and to being named therein and in the prospectus that constitutes a part thereof as attorneys who will pass upon certain legal matters in connection with the validity of the Shares. In giving such consent, we do not hereby admit we are in the category of persons whose consent is required under
Section 7 of The Act.


                                        Very truly yours,

                                        ROBINSON, BRADSHAW & HINSON, P.A.

                                        /s/ Patrick S. Bryant
                                        ---------------------------------
                                        Patrick S. Bryant